ANSLOW & JACLIN, LLP                     Counselors at Law

RICHARD I. ANSLOW
Admitted in NJ, NY, DC
E-Mail: Ranslow@anslowlaw.com

GREGG E. JACLIN
Admitted in NJ, NY
E.Mail: Gjaclin@anslowlaw.com

ROSS A. GOLDSTEIN
Admitted in NJ, NY
E-Mail: Rgoldstein@anslowlaw.com
Website: www.anslowlaw.com
E-Mail: Firm@anslowlaw.com

September 30, 2003

Relocate411.com, Inc.
142 Mineola Avenue, Suite 2D
Roslyn Heights, New York 11577

Re:	Relocate411.com, Inc. Registration Statement on Form SB-2

Dear Mr. Lerner

                You have requested our opinion, as counsel for Relocate411.com, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form SB-2 (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), being filed by the Company with the Securities and Exchange Commission.

                The Registration Statement relates to an offering of 1,250,000 shares of the Company’s common stock which are already issued and outstanding.

                We have examined such records and documents and made such examination of laws as we have deemed relevant in connection with this opinion. It is our opinion that when there has been compliance with the Act, the shares of common stock, when issued, delivered, and paid for, will be fully paid validly issued and non-assessable.

                No opinion is expressed herein as to any laws other than the State of Delaware of the United States.

                We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

ANSLOW & JACLIN, LLP

By:	/s/ Gregg E. Jaclin GREGG E. JACLIN

4400 Route 9 South, 2nd Floor, Freehold, New Jersey 07728   Tel:  (732) 409-1212  Fax: (732) 577-1188